Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this proxy statement/prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form F-4 of our report dated May 17, 2021, relating to the financial statements of Altimeter Growth Corp., which is contained in that Registration Statement. We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

September 13, 2021